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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-51706, No. 333-64610 and No. 333-82102 on Form S-8 of Coach, Inc., of our
report dated July 28, 2003, relating to the consolidated financial statements and financial statement schedules of Coach, Inc. as of and for the years ended June 28, 2003 and June 29, 2002, appearing in this Annual Report on Form 10-K of Coach, Inc. for the year ended June 28, 2003.



DELOITTE & TOUCHE LLP

New York, New York
September 15, 2003